UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2012

METALS USA HOLDINGS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34685	20-3779274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2400 E. Commercial Blvd., Suite 905 Fort Lauderdale, Florida (Address of principal executive offices)		33308 (Zip Code)

Registrant’s telephone number, including area code: (954) 202-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Credit Agreement

On December 14, 2012, Flag Intermediate Holdings Corporation (“Flag Intermediate”) and Metals USA, Inc. (“Metals USA”) entered into a Credit Agreement (the “Credit Agreement”) with certain lenders and Credit Suisse AG, as administrative agent. Each of Flag Intermediate and Metals USA is a wholly-owned subsidiary of Metals USA Holdings Corp. (the “Company”). The Credit Agreement provides for a new seven year senior secured term loan to Metals USA in the amount of $225 million (the “Term Loan”). The Term Loan will amortize in equal quarterly installments during its term, commencing on March 31, 2013, in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Loan with the remainder due at maturity. The Term Loan bears interest, at Metals USA’s election, at an annual rate of either (1) the greater of a base rate and 2.25%, plus a margin of 4.00% or (2) the greater of LIBOR and 1.25%, plus a margin of 5.00%. The Term Loan was issued at an original issue discount of 1.00%. Metals USA is the borrower under the Credit Agreement. All of Metals USA’s obligations under the Credit Agreement are and will be guaranteed by Flag Intermediate and all of Metals USA’s existing and future domestic subsidiaries, except as provided in the Credit Agreement.

The Credit Agreement contains certain customary negative covenants that limit or restrict the ability of Metals USA and certain of its subsidiaries to take certain actions. Subject to specified exceptions, these covenants limit the ability of Metals USA and certain of its subsidiaries to, among other things, incur indebtedness; create liens and encumbrances; make acquisitions and investments; dispose of or transfer assets; pay dividends or make other payments in respect of their capital stock; engage in transactions with affiliates; and change their business. Among other exceptions to these covenants, the Credit Agreement includes a $15 million annual dividend basket in order to permit the distribution of funds by Metals USA to the Company for the payment of the Company’s previously announced regular quarterly dividend on the Company’s common stock, subject to declaration by the Company’s Board of Directors.

The Credit Agreement also contains customary affirmative covenants requiring, among other things, maintenance of corporate existence, licenses, properties and insurance; compliance with laws, payment of taxes and performance of other material obligations; and delivery of financial and other information to the lenders under the Credit Agreement.

The Credit Agreement contains customary mandatory prepayment provisions, including a requirement to, subject to certain exceptions, prepay the Term Loan using (1) 100% of the net cash proceeds of any non-ordinary course of business asset sales that are not re-invested in the business of the Company as permitted by the Credit Agreement and (2) 50% (subject to reduction to 25% or 0% if Metals USA achieves certain leverage targets) of annual excess cash flow, as defined in the Credit Agreement. The Credit Agreement permits voluntary prepayments of the Term Loan subject to certain restrictions.

The Credit Agreement also includes customary events of default, including events of default relating to non-payment of principal, interest or fees, material inaccuracy of representations and warranties, violation of covenants, cross payment defaults, cross acceleration, a change of control (as defined in the Credit Agreement), bankruptcy and insolvency events, and the failure of the Intercreditor Agreement (as defined below) to remain in full force and effect. Subject to the terms and conditions of the Credit Agreement, if an event of default under the Credit Agreement occurs, the lenders will be able to accelerate the maturity of the loans outstanding under the Credit Agreement, together with accrued unpaid interest and other amounts owed, and exercise other rights and remedies.

The Term Loan and related obligations of Flag Intermediate, Metals USA and the subsidiaries of Metals USA are secured by a first priority security interest in (1) all of the equity interests of Metals USA held by Flag Intermediate and (2) substantially all of the present and future material assets of Metals USA and each subsidiary guarantor, including pledges of equity interests in certain subsidiaries, provided that the liens securing the Term Loan are, as described below, second priority with respect to certain working capital assets with respect to which Metals USA’s existing revolving credit facility has a first priority lien.

Lien Subordination and Intercreditor Agreement

In connection with the Credit Agreement, Flag Intermediate, Metals USA and the subsidiaries of Metals USA that guarantee the Term Loan entered into a Lien Subordination and Intercreditor Agreement effective December 14, 2012 (the “Intercreditor Agreement”). The Intercreditor Agreement governs the liens upon and security interests granted in the collateral securing both the Term Loan and the loans made pursuant to the Amended and Restated Loan and Security Agreement, dated December 17, 2010, as amended (the “Existing ABL Credit Agreement”), among Flag Intermediate, Metals USA, the subsidiaries of Metals USA and the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent. Under the Intercreditor Agreement, the Existing ABL Credit Agreement is secured by first priority security interests, and the Term Loan is secured by second priority security interests, in all accounts receivable, inventory and certain related assets of Flag Intermediate, Metals USA and the subsidiary guarantors. Under the Intercreditor Agreement, the Term Loan is secured by first priority security interests, and the Existing ABL Credit Agreement is secured by second priority security interests, in all other assets of Flag Intermediate, Metals USA and the subsidiary guarantors that serve as collateral for the facilities.

The above description is only a summary of the material terms of the Credit Agreement and Intercreditor Agreement and is qualified in its entirety by the actual terms of those agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated into this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

As previously announced, on December 14, 2012, Metals USA used the proceeds of the Term Loan to redeem all of its 11 1/8% Senior Secured Notes due 2015 (the “Notes”). Upon completion of the redemption, the trustee under the indenture governing the Notes acknowledged that all of the obligations of Flag Intermediate, Metals USA and the subsidiary guarantors thereunder have been satisfied and discharged and the liens on the collateral securing the obligations relating to the Notes have been released.

On December 14, 2012, Metals USA issued a press release announcing entry into the Credit Agreement and the redemption of the Notes. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibits Number	Description

10.1	Credit Agreement, dated as of December 14, 2012, among Flag Intermediate Holdings Corporation, Metals USA, Inc., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent

10.2	Lien Subordination and Intercreditor Agreement, dated as of December 14, 2012, among Bank of America, N.A., as revolving collateral agent, Credit Suisse AG, as term collateral agent, Flag Intermediate Holdings Corporation, Metals USA, Inc., and the subsidiaries of Metals USA, Inc. named therein

99.1	Press release, dated December 14, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METALS USA HOLDINGS CORP.

Date: December 19, 2012	/s/ Robert C. McPherson III
	Name:	Robert C. McPherson III
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 14, 2012, among Flag Intermediate Holdings Corporation, Metals USA, Inc., the lenders from time to time party thereto, and Credit Suisse AG, as administrative agent and collateral agent

10.2	Lien Subordination and Intercreditor Agreement, dated as of December 14, 2012, among Bank of America, N.A., as revolving collateral agent, Credit Suisse AG, as term collateral agent, Flag Intermediate Holdings Corporation, Metals USA, Inc., and the subsidiaries of Metals USA, Inc. named therein

99.1	Press release, dated December 14, 2012